As filed with the Securities and Exchange Commission
                                on May 19th, 1997
                           Registration No. 333-26747


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                Amendment No. 1
                                       To

                                    Form S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   SAWTEK INC.
             (Exact name of registrant as specified in its charter)

                                     Florida
         (State or other jurisdiction or incorporation or organization)

                                    59-1864440
                     (I.R.S. Employer Identification Number)

          1818 South Highway 441, Apopka, Florida 32703 (407) 886-8860
   (Address including zip code, and telephone number including area code, of registrant's principal executive offices)

             Steven P.  Miller,  1818  South  Highway  441,  Apopka,
        Florida 32703 (407) 886-8860 (Name,  address  including zip code, and telephone number including area code, of agent for service)


                                   Copies to:
   WILLIAM A. GRIMM, ESQ.                      ANDREI M. MANOLIU, ESQ.
   Gray Harris & Robinson, P.A.                L. KAY CHANDLER, ESQ.
   201 East Pine Street                        Cooley Godward LLP
   Suite 1200                                  Five Palo Alto Square
   Orlando, Florida  32801                     3000 El Camino Real
   (407) 843-8880                              Palo Alto, California  94306-2155
                                               (415) 843-5000
                      ------------------------------


   Approximate  date of  commencement  of  proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.     / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.     / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.     / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.     / /

     If delivery of the  prospectus is expected to be made pursuant to Rule 434,
please check the following box.     / /

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
 Title of Each Class of                              Proposed Maximum        Proposed Maximum
    Securities to be           Amount to be         Aggregate Price Per     Aggregate Offering    Amount of Registration
       Registered              Registered(1)              Unit(2)                  Price                    Fee
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
      Common Stock               2,875,000               $30.5625               $87,867,188               $26,626
--------------------------------------------------------------------------------------------------------------------------

(1) Includes 375,000 shares that the Underwriters have the option to purchase from certain Selling Shareholders to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c) under the Securities Act of 1933.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
-----------------------------------------------------
         The following is a statement of estimated  expenses of the issuance and
distribution  of  the  securities  being  registered  other  than   underwriting
compensation:

                                                                  Estimated
                                                                  ---------
Securities and Exchange Commission Registration                   $ 27,000
NASD Filing Fee                                                     15,000
Blue Sky Fee and Expenses
  (including attorney's fees and expenses)                          15,000
Printing and Engraving Expenses                                    100,000
Transfer agent Fees and Expenses                                     5,000
Accounting Fees and Expenses                                        35,000
Legal Fees and Expenses                                            225,000
Miscellaneous Expense                                               78,000
                                                                  --------
          Total                                                   $500,000
                                                                  ========

Item 15. Indemnification of Directors and Officers.
---------------------------------------------------
         The Registrant, a Florida corporation, is empowered by Section 607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudicated to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         The  indemnification  and advancement of expenses  provided pursuant to
Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
However, a director, officer, employee or agent is not entitled to indemnification or advancement of expenses if a judgment or other final adjudication establishes that his action or omissions to act were material to the cause of action so adjudicated and constitute (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section
607.0834 of the Business Corporation Act, relating to a director's liability for voting in favor of or asserting to an unlawful distribution, are applicable; or
(d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         The Registrant's Articles of Incorporation provides that the Company shall indemnify its officers and directors to the extent permitted by Section 607.0850.

         Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, the Underwriters have agreed to indemnify the directors, officers and controlling persons of the Registrant against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended.

         The Registrant maintains an insurance policy covering directors and officers of the Registrant for the wrongful act for which they become legally obligated to pay or for which the Registrant is required to indemnify its directors or officers.

Item 16. Exhibits.
------------------
         1.1  Underwriting agreement (to be filed by amendment).

         3.1 Amended and Restated Articles of Incorporation of Sawtek Inc. (incorporated by reference to Registration Statement on Form S-8, File No. 333-10579).

         3.11 Amendment to Articles of Incorporation of Sawtek Inc.(incorporated by reference to Form 8-K, File No. 000-28276).

         3.2 1996 Bylaws of Sawtek Inc.(incorporated by reference to Registration Statement on Form S-8, File No. 333-11523).

         4.1  *Specimen stock certificate.

         5.1  Opinion regarding legality (to be filed by amendment).

        11.1 Statement regarding computation of per share earnings (previously filed).

        21.1  *List of subsidiaries of the Registrant.


        23.1  Consent of Ernst & Young LLP (previously filed).



        24.1  Power of attorney (previously filed).



*Incorporated by reference to Registration Statement on Form S-1, File
 No.333-1860.

Item 17. Undertakings.
----------------------
         The Company hereby undertakes:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15 or otherwise, the
Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Apopka, State of Florida, on the 19th day of May, 1997.


                                    SAWTEK INC.


                                    By:/s/Steven P. Miller
                                    Steven P. Miller
                                    Chairman and Chief Executive Officer

                                    By:/s/Raymond A. Link
                                    Raymond A. Link
                                    Vice President-Finance and
                                    Chief Financial Officer

                                    By:/s/Ronald A. Stribling
                                    Ronald A. Stribling
                                    Controller and Chief Accounting Officer




     Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 19th day of May, 1997.



/s/Neal J. Tolar*                       /s/Steven P. Miller*
Neal J. Tolar                           Steven P. Miller
Senior Vice President and Director      Chairman, CEO and Director

/s/Robert C. Strandberg*                /s/Willis C. Young*
Robert C. Strandberg                    Willis C. Young
Director                                Director

/s/Bruce S. White*
Bruce S. White
Director

*By:/s/Raymond A. Link
    Raymond A. Link
    Attorney-in-fact